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                                                                   EXHIBIT 99.11

                    ASSIGNMENT AND ASSUMPTION AGREEMENT


         ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of November 26, 1997, by and among Salomon Inc, a Delaware corporation ("Assignor"), Travelers Group Inc., a Delaware corporation ("Assignee"), and First Chicago Trust Company of New York, a New York trust company (the "Depositary"). Unless otherwise indicated herein, all capitalized terms used in this Agreement shall have the same meaning as provided in the Deposit Agreement (as defined below).

         WHEREAS, Assignor and the Depositary entered into a Deposit Agreement, dated as of July 3, 1996 (the "Deposit Agreement"), in connection with the issuance of the TruPS Units, providing for the deposit of 9.50% Cumulative Preferred Stock, Series F, without par value, of Assignor (the "Series F Stock") and the issuance of related depositary receipts upon the exercise of purchase contracts forming part of the TruPS Units ("Purchase Contracts");

         WHEREAS, Assignor and Assignee have entered into an Agreement and Plan of Merger, dated as of September 24, 1997, by and among Assignor, Assignee and Diamonds Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Assignee ("Sub"), pursuant to which, among other things, (i) Sub will merge with and into Assignor (the "Merger"), with Assignor continuing as the surviving corporation and becoming a wholly owned subsidiary of Assignee, and (ii) the right to receive each share of Series F Stock upon exercise of a Purchase Contract will be converted into the right to receive one share of 9.50% Cumulative Preferred Stock, Series L, par value $1.00 per share, of Assignee (the "Series L Stock") upon exercise of a Purchase Contract; and

         WHEREAS, upon consummation of the Merger, at such time as stock is required to be deposited under the Deposit Agreement, such stock shall be the Series L Stock; and

         WHEREAS, subject to consummation of the Merger, Assignor desires to assign, and Assignee desires to accept, Assignor's obligations, rights and interests under the Deposit Agreement.

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt



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of which is hereby acknowledged, the parties hereto agree as follows:

         1. Effective upon consummation of the Merger, Assignor hereby absolutely and irrevocably delegates its obligations, and assigns, conveys and transfers all of its rights and interests, under the Deposit Agreement to Assignee.

         2. Effective upon consummation of the Merger, Assignee hereby absolutely and irrevocably accepts and assumes such delegation and assignment of the obligations, rights and interests of Assignor under the Deposit Agreement pursuant to paragraph 1 hereof.

         3. The validity, interpretation, construction and performance of this Agreement shall be governed by, and be construed in accordance with, the laws of the State of New York, without regard to its conflicts of law principles.

         4. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.


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         IN WITNESS WHEREOF, each party hereto has caused this Agreement to be signed by its officer thereunto duly authorized as of the date first above written.


                                       SALOMON INC


                                       By: /s/
                                           --------------------------
                                           Name:
                                           Title:

                                       TRAVELERS GROUP INC.


                                       By: /s/
                                           --------------------------
                                           Name:
                                           Title:


                                       FIRST CHICAGO TRUST
                                       COMPANY OF NEW YORK,
                                       as Depositary


                                       By: /s/
                                           --------------------------
                                           Name:
                                           Title:



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